Cerprobe Corporation
                        Computation of Per Share Earnings
                                   Exhibit 11
                                   (Unaudited)
                         (in thousands, except EPS data)

                                                              Three Months Ended                   Six Months Ended
                                                                   June 30,                             June 30,
                                                          ----------------------------        ----------------------------
                                                              1996           1995                1996            1995
                                                          -------------  -------------        ------------   -------------
Common shares outstanding beginning of period                    4,299          3,223               4,096           3,223

Effect of Weighting Shares:
   New shares issued                                                 0            713                   0             356
   Exercised employee stock options                                105             68                  87              64
   Outstanding employee stock options                              251            191                 259             172
   Converted convertible preferred stock                            42              0                  32               0
   Converted convertible subordinated debentures                     0              0                  63               0
                                                          -------------  -------------        ------------   -------------

Primary                                                          4,698          4,194               4,537           3,815
                                                          =============  =============        ============   =============


Common shares outstanding beginning of period                    4,299          3,223               4,096           3,223

Effect of Weighting Shares:
   New shares issued                                                 0            713                   0             356
   Exercised employee stock options                                105             69                  91              67
   Outstanding employee stock options                              251            259                 259             259
   Converted convertible preferred stock                            42              0                  32               0
   Outstanding convertible preferred stock                         696              0                 725               0
   Outstanding convertible subordinated debentures                 485            595                 485             595
   Converted convertible subordinated debentures                     0              0                 110               0
                                                          -------------  -------------        ------------   -------------

Fully diluted                                                    5,878          4,859               5,798           4,500
                                                          =============  =============        ============   =============

Net income                                                $        861   $        615         $     1,867    $      1,179
                                                          =============  =============        ============   =============


Net income per common and common
  equivalent shares:

Net income per share

Primary                                                           0.18           0.15                0.41            0.31
                                                          =============  =============        ============   =============
Fully diluted                                                     0.15           0.13                0.32            0.26
                                                          =============  =============        ============   =============